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Exhibit 32.1

Certification of UAL Corporation
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

        Each undersigned officer certifies that to the best of his knowledge based on a review of the annual report on Form 10-K for the period ended December 31, 2007 of UAL Corporation (the "Report"):

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of UAL Corporation.

Date: February 28, 2008

/s/ Glenn F. Tilton Glenn F. Tilton Chairman, President and Chief Executive Officer
/s/ Frederic F. Brace Frederic F. Brace Executive Vice President and Chief Financial Officer

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  Exhibit 32.1